Exhibit 99.1

Theravance Announces Update to Planned Separation of Late-Stage Partnered
Respiratory Assets from Biopharmaceutical Operations

Separation Expected to be Completed in Second Quarter 2014

SOUTH SAN FRANCISCO, CA—(Marketwired — March 3, 2014)—Theravance, Inc. (NASDAQ:  THRX) announced today that its plan to separate its businesses into two independent, publicly traded companies is now expected to be completed during the second quarter 2014. This decision was reached following a review of the expected timelines for completion of third party activities. The company had previously communicated that the separation would occur in early 2014.

“We are excited about our plans to complete the separation of Theravance to create two independent, publicly traded companies with differing business objectives and opportunities,” said Rick E Winningham, Chief Executive Officer. “We continue to believe this separation will provide investors with the opportunity to unlock potential value from two different sets of assets, better align employee incentives and provide the opportunity for significant capital returns. Additionally, I am pleased that we recently entered into a series of agreements with GSK clarifying how the companies will operate following the separation and with the goal of bringing a portfolio of new respiratory products for the treatment of COPD and asthma to patients suffering from these debilitating diseases.”

In conjunction with the separation, Theravance, Theravance Biopharma, Inc., and Glaxo Group Limited (GSK) have entered into a series of agreements clarifying how the companies will effect the spin-off and operate following the spin-off. In addition, the allocation ratio of potential future royalties in the LLC described below for sales of UMEC/VI/FF, MABA, MABA/ICS was adjusted to 15% for Theravance, Inc. and 85% for Theravance Biopharma from 2%/98% to better align the economic opportunity for Theravance, Inc., which retains overall responsibility for the GSK relationship and programs. These agreements include a three party Master Agreement, an amendment to the 2002 Collaboration Agreement between Theravance and GSK, an amendment to the 2004 Strategic Alliance between Theravance and GSK, and governance, registration rights and extension agreements between GSK and Theravance Biopharma. The Master Agreement is currently effective, but will terminate if the spin-off is not effected by June 30, 2014, and the other agreements will become effective upon the spin-off, provided that the spin-off is effected on or before June 30, 2014 in accordance with the agreements. These agreements do not change the economics or royalty rates for the Collaboration Agreement or the Strategic Alliance Agreement.

Theravance, Inc. Profile (following the separation)

Theravance, Inc. will directly or indirectly hold and continue to manage the rights to the respiratory product revenues from GSK. Theravance, Inc. will directly hold and continue to manage RELVAR®/BREO® ELLIPTA® (fluticasone furoate/vilanterol: FF/VI), ANORO™ ELLIPTA™ (umeclidinium/vilanterol: UMEC/VI), and VI monotherapy. All three of these programs are partnered with GSK. All other programs currently partnered with GSK, including the bifunctional muscarinic antagonist-beta2 agonist (MABA), MABA combined with an inhaled corticosteroid (MABA/ICS), and umeclidinium/vilanterol/fluticasone furoate (UMEC/VI/FF) will be held and managed by a limited liability company subsidiary of Theravance, Inc., referred to as the “LLC” in this press release, but 85% of the LLC’s economic interests in those programs will accrue to Theravance Biopharma and 15% will accrue to Theravance, Inc. Theravance, Inc. will have staffing to support its scientific and commercial obligations under the GSK agreements and be structured with the goal of generating significant returns to stockholders. The milestone payments due to GSK upon regulatory approval and launch of RELVAR®/BREO® ELLIPTA® and ANORO™ ELLIPTA™ and Theravance’s outstanding convertible notes will remain as obligations of Theravance, Inc. Theravance, Inc. is also anticipated to retain Theravance’s net operating loss carryforwards.

Theravance Biopharma Profile

Theravance Biopharma will leverage the multivalent drug discovery platform and small-molecule product candidate pipeline currently focused on respiratory, central nervous system/pain, gastrointestinal disorders and infectious diseases. Theravance Biopharma will receive 85% of the LLC’s economic interest in the MABA, MABA/ICS and UMEC/VI/FF drug programs, each of which is partnered with GSK. The key product and product candidates in Theravance Biopharma’s portfolio will include VIBATIV® (telavancin), a bactericidal, once-daily, injectable lipoglycopeptide antibiotic developed by Theravance for the treatment of Gram-positive infections, TD-4208, an investigational muscarinic antagonist administered once-a-day as a nebulized aqueous solution in patients with moderate to severe chronic obstructive pulmonary disease (COPD), TD-1211, an investigational, once-daily, orally-administered, peripherally-selective, multivalent inhibitor of the mu opioid receptor designed with a goal of alleviating gastrointestinal side effects of opioid therapy without affecting analgesia, and TD-9855, an investigational norepinephrine and serotonin reuptake inhibitor for the treatment of central nervous system conditions such as chronic pain, including fibromyalgia.

We currently plan to capitalize Theravance Biopharma with approximately $300 million at separation, which is expected to fund operations through significant potential corporate milestones over the following two to three years. Theravance Biopharma may operate under a new name to be determined.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small-molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. Theravance’s key programs include: RELVAR®/BREO® ELLIPTA® (FF/VI), ANORO™ ELLIPTA™ (UMEC/VI) and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with Glaxo Group Limited (GSK), and its Long-Acting Muscarinic Antagonist program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR®, BREO®, ANORO™ and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

VIBATIV® is a registered trademark of Theravance, Inc.

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: plans for executing the separation of Theravance into two independent companies, the expected timing of the separation, expectations for the amount and estimated duration of the funding of Theravance Biopharma at the time of the separation, the strategies, plans and objectives of the two companies following the separation, expectations related to the staffing of the two companies, the timing, manner and amount of anticipated potential capital returns to stockholders if the separation is consummated, the possible tax effects of the separation, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, the enabling capabilities of Theravance’s approach to drug discovery and its proprietary insights, expectations for product candidates through development and commercialization, and the timing of seeking regulatory approval of product candidates. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: delays in preparing audited financial statements for Theravance Biopharma, difficulties in effecting the registration of Theravance Biopharma as a public company, failure to obtain necessary consents from third parties, changes in the development or operations of Theravance prior to the separation that could affect the plans for the separation or the cash available for the initial funding of the independent companies, delays encountered in obtaining, or the failure to obtain, the receipt of a private letter ruling from the Internal Revenue Service (should Theravance seek to effect the separation on a tax-free basis), the anticipated separation of Theravance into two independent companies or the intended provision of capital returns to stockholders, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, Theravance’s dependence on third parties to conduct Theravance’s clinical studies, delays or failure to achieve regulatory approvals for product candidates, risks of collaborating with third parties to discover, develop and commercialize products and risks associated with establishing distribution capabilities for telavancin with appropriate technical expertise and supporting infrastructure. Other risks affecting Theravance are described under the heading “Risk Factors” contained in Theravance’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 3, 2014 and the risks discussed in Theravance’s other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

(THRX-G)

Contact Information:

Michael W. Aguiar

Senior Vice President and Chief Financial Officer

650-808-4100

investor.relations@theravance.com